Exhibit 10.35

UL INC. LONG-TERM INCENTIVE PLAN
PERFORMANCE CASH AWARD AGREEMENT
UL Inc. (the “Company”) hereby grants to the individual referenced in the electronic grant statement (the “Executive”), pursuant to Section 3.1 of the UL Inc. Long-Term Incentive Plan, as amended and restated from time to time (the “Plan”), a Performance Cash Award (the “Award”). The Award Date, Performance Period, Performance Metrics, and amount of cash payable at Target and other levels of performance under this Award are provided in the Executive’s electronic grant statement and incorporated into this Agreement. Capitalized terms not defined herein have the respective meanings specified in the Plan.
1.    Award Subject to Acceptance of Agreement. This Award Agreement must be electronically accepted by the Executive. If the Executive fails to accept this Award within six (6) months of the Award Date, this Award shall be null and void.
2.    Time of Vesting and Payment of Awards. The Restriction Period for this Award shall be the twenty-seventh (27th) month period beginning on the Award Date. Each calendar year from 2020 through 2022 shall constitute a distinct one-year Performance Period with its own Performance Metrics and Target, as described in the electronic grant statement. Subject to Section 2.1, the payout for vested Awards will be the average of the payouts achieved with respect to each of the 2020 through 2022 Performance Periods.
2.1.    Vesting. Actual cash payments under the Award may range from 0% to a maximum potential value of 200% of the Award’s value at Target, based on the satisfaction of (or failure to satisfy) the applicable Performance Metrics for the Performance Period. Except as otherwise provided in this Section 2.1, Section 2.3, Section 2.4, or Section 2.6:
(a)    The Awards shall vest, if at all, on the first day of the twenty-seventh (27th) month after the Award Date, provided that the Executive remains continuously employed with an Employer from the Award Date through such date, based on the extent to which the Performance Metrics for the applicable Performance Periods were achieved.
(b)    If the Executive’s employment with all Employers terminates (i) by reason of the Executive’s Retirement on or after the six (6) month-anniversary of the Award Date or (ii) by reason of Disability or death, in each case, prior to the third anniversary of the Award Date, then for purposes of paragraph (a), such Executive shall be treated as remaining employed by an Employer until the first day of the twenty-seventh (27th) month after the Award Date and the amount vested and payable to the Executive will be based on the extent to which the Performance Metrics for the applicable Performance Periods were achieved.
(c)    If the Executive’s employment with the Company terminates by reason of the Executive’s Early Retirement prior to the first day of the twenty-seventh (27th) month after the Award Date but on or after the first anniversary of the Award Date, then for purposes of paragraph (a), such Executive shall be treated as remaining employed by an Employer until the first day of the twenty-seventh (27th) month after the Award Date and the Executive will be vested in and receive payment of a pro rata amount based on the extent to which the Performance Metrics for the applicable Performance Periods were achieved, determined by multiplying the amount which would have been payable but for the Executive’s termination by reason of Early Retirement as described in this Section 2.1(c) by a fraction, the numerator of which is the number of full calendar months from the Award Date to the Executive’s Early Retirement and the denominator of which is thirty-six (36).
(d)    If the Executive’s employment with all Employers terminates for any reason other than as described in Sections 2.1(b) or (c) prior to the first day of the twenty-seventh (27th) month after the Award Date, the amount under this Award shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.
(e)    Notwithstanding anything in this Section 2 to the contrary, if the Executive’s employment with an Employer terminates for Cause at any time, all Awards, including vested Awards, shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.
2.2.    Payment of Awards. Upon vesting of the Award pursuant to Section 2.1, the Employer will pay to the Executive (or the Executive’s beneficiary, as applicable) an amount in cash, less any applicable taxes or tax withholding. Subject to the terms of the Plan and Section 3.6 of this Agreement, any such payment shall be made in cash as soon as practicable, but no later than two and one half (2 ½) months after the calendar year in which the Award becomes vested. The Executive shall not be entitled to any earnings on the value of the amount payable for the period between the date of vesting and the receipt of such payment. Notwithstanding any other provision of this Agreement or the Plan to the contrary, (i) settlement of the Award shall not occur unless and until the Committee has certified that the applicable Performance Metrics have been satisfied and only to the extent of such certification, and (ii) subject to the Committee’s discretion, settlement of the Award shall be subject to, and the portion of the Award that may be settled in any calendar year shall be limited in accordance with, Section 4.1 of the Plan (“Application of Settlement Limit”), as amended from time to time.
2.3.    Non-Disclosure, Non-Solicitation, and Non-Competition Forfeiture. Notwithstanding anything to the contrary in Section 2.1, and except as otherwise expressly provided in an Executive’s offer letter or employment agreement (if any), in the event that the Executive (i) uses, discloses, or takes any action that may result in the use or disclosure of any confidential information (as defined herein) during the Executive’s employment or thereafter, except as required to perform his or her responsibilities for the Executive’s Employer, to comply with law or regulation, or as authorized in writing in advance by the Executive’s Employer, (ii) engages in activity that, in the sole judgment of the Committee, violates any non-competition agreement or policy applicable to such Executive, or (iii) directly or indirectly induces, solicits, or attempts to persuade any employee of the Company or its Affiliates to terminate his or her employment with the Company or its Affiliates in order to enter into any employment relationship with, or perform services in any capacity for, any other business entity during the period of the Executive’s employment or within one year thereafter, whether or not such entity is engaged in a business competitive with the Company or its Affiliates, upon written notice to the Executive by the Committee, (a) all obligations of an Employer to make any payment with respect to any portion of this Award shall terminate automatically upon the date that such written notice was sent to the Executive by the Committee; (b) all unvested Awards shall be forfeited as of the date of such written notice and all the Employer’s obligations under this Award to make any payments to the Executive with respect to any such unvested Awards shall cease; and (c) the

Executive shall promptly reimburse the Employer for all payments previously made to the Executive under this Award with respect to any Awards exercised within the six (6)-month period prior to such written notice. Further, the Executive agrees that the Company shall have the right to require the Executive to repay any and all amounts paid to the Executive pursuant to his or her exercise of the Awards subject to this Agreement to the extent the Committee, in its sole discretion, determines that amounts paid to the Executive were based on a determination of Fair Market Value that was artificially inflated due to events or actions resulting in a financial restatement. As used herein, “confidential information” shall mean confidential and proprietary information of the Company, its Affiliates and, in certain situations, certain third parties who provide information to the Company subject to confidentiality and non-use restrictions, including, but not limited to, actual and prospective client lists and pricing information, business plans, programs and tactics, research and development information, and personnel information. Nothing in this Section 2.3 is intended to limit in any way the applicability of Section 3.8.
2.4.    Nontransferability of Award. This Award may not be transferred by the Executive other than to the Executive’s beneficiary in the event of the Executive’s death. Except to the extent permitted by the foregoing, this Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of this Award, this Award and all rights hereunder shall immediately become null and void.
2.5.    Withholding Taxes. An Employer shall have the right to deduct from all amounts paid pursuant to this Award any taxes required by law to be withheld with respect to the Awards awarded or the payments made hereunder.
2.6.    Change in Control. Notwithstanding anything in this Agreement to the contrary, upon the consummation of a Change in Control, the rights of the Executive under this Agreement shall be governed by Section 4.7 of the Plan, as the case may be.
2.7.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, as amended from time to time, and shall be interpreted in accordance therewith. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
3.    Miscellaneous Provisions.
3.1.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Employer and any person or persons who shall, upon the death of the Executive, acquire any rights hereunder in accordance with this Agreement. The obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger, consolidation, or otherwise, and in the event of a sale of the Company or any business combination or transaction that results in the transfer of all or substantially all of the assets or business of the Company or a parent company, the Company will cause the transferee to assume the obligations of the Company under this Agreement.
3.2.    Change of Employment. If the Executive’s employment shall be transferred from an Employer to another Affiliate (whether or not an Employer) or ULI, such transfer shall not be treated as a termination of employment hereunder or a break in the

Executive’s Years of Employment, unless and until the Executive ceases to be employed by the Company, its Affiliates and ULI. References to “Employer” as used in this Agreement shall be deemed to include ULI except as otherwise specifically provided.
3.3.    No Guarantee of Employment. Executive acknowledges that employment with Employer is at-will, meaning either Executive or Employer can terminate the employment relationship at any time for any reason, with or without cause or notice. Nothing in this Agreement or the Plan creates a contract of employment or alters the at-will employment relationship.
3.4.    Notices. All notices, requests, or other communications provided for in this Agreement shall be made, if to the Employer or the Committee, to Human Resources, Attention: Compensation, and if to the Executive, to Executive’s last-known address on the Employer’s records. All notices, requests, or other communications provided for in this Agreement shall be made in writing by (a) personal delivery, (b) facsimile with confirmation of receipt, (c) certified mail to the last known address of the party entitled thereto, (d) express courier service, or (e) other electronic means generating a receipt confirming delivery of the notice. The notice, request, or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by certified mail or express courier service; provided, however, that if a notice, request, or other communication sent to the Employer is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Employer.
3.5.    Entire Agreement / Governing Law. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Employer and the Executive with respect to the subject matter hereof. This Agreement, this Award, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan or this Agreement will be exclusively in the courts in the State of Illinois, County of Cook, including the federal courts located therein (should federal jurisdiction exist).
3.6.    Section 409A. Amounts payable pursuant to this Award are intended to be exempt from Section 409A of the Code, to the maximum extent possible, pursuant to the short-term deferral exemption described in Treasury Regulation § 1.409A-1(b)(5), and the Plan and this Agreement shall be interpreted and construed consistently with such intent. To the extent that any amount payable pursuant to this Award constitutes nonqualified deferred compensation within the meaning of, and subject to, Section 409A of the Code, then, with respect to such portion of this Award, (a) the Plan and this Agreement are intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent, (b) all references in the Plan and this Agreement to the Executive’s termination of employment shall mean the Executive’s separation from service within the meaning of Section 409A of the Code and Treasury regulations promulgated thereunder, and (c) notwithstanding anything in the Plan or this Agreement to the contrary, any amount that is payable upon the

Executive’s separation from service that would be payable prior to the six (6)-month anniversary of such separation from service shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the earlier to occur of (i) the first business day following the six (6)-month anniversary of such separation and (ii) the date of the Executive’s death. In the event the terms of the Plan or this Agreement would subject the Executive to taxes under Section 409A of the Code (“409A Penalties”), the Company and the Executive shall cooperate diligently to amend the terms of the Plan or this Agreement, as applicable, to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under the Plan or this Agreement.
3.7.    Non-U.S. Employees. If the Executive is a foreign national, located outside the United States, not compensated from a payroll maintained in the United States, or otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, the Committee may apply or interpret the terms and conditions of this Award in a manner that, in the Committee’s judgment, may be necessary or desirable to comply with such legal or regulatory provisions.
3.8.    Clawback Policy. Notwithstanding any provision in the Plan or in this Agreement to the contrary, all Awards under the Plan and this Agreement shall be subject to the Underwriters Laboratories Inc. Clawback Policy, as established by the Company and incorporated by reference into the Plan and this Agreement, and as may be amended from time to time (the “Clawback Policy”). If required by the Clawback Policy or the Company, the Executive agrees that the Company shall have the right to require the Executive to repay any and all amounts paid to the Executive pursuant to this Award.
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